SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)           December 5, 1996


                        CAMELOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)




    Colorado                    0-8299                  84-0691531
   (State of                       (Commission              (IRS Employer
   Incorporation)             File Number)        Identification No.)



                         CAMELOT PLACE
                             17770   Preston  Road,     Dallas,  Texas     75252
(Address of Principal Executive Offices)





Registrant's telephone number, including area code:   (972) 733-3005

Item 9. Sales of Equity Securities Pursuant to Regulation S.

On December 6, 1996 Registrant sold 3,590,000 Convertible Preferred Shares, Series I in reliance on Regulation S to overseas institutional investors. The shares are eligible for conversion, but not required to be converted on a staggered basis, on the 45th, 80th and 115th day after the purchase. The exercise price is a discount from the market price at the time of conversion with a floor.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CAMELOT CORPORATION


                              BY: /s/ Jeanette Fitzgerald
                                     Jeanette Fitzgerald
Date: December 10, 1996                   Vice President